EXHIBIT 99.5

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                                         Cytation Corporation
                                      Consolidated Balance Sheet

                                                ASSETS
                                                                         (UNAUDITED)      (AUDITED)
                                                                           April 1,      December 31,
                                                                            2006            2005
                                                                      ----------------  -------------
CURRENT ASSETS:
      Cash                                                            $     3,402,694   $        221
      Certificates of Deposit                                                 152,833              -
      Accounts receivable                                                   2,814,314
      Notes receivable, other                                                  11,652              -
      Inventory                                                             2,476,341
      Prepaid expenses and other current assets                               121,194              -
                                                                      ----------------  -------------
           Total Current Assets                                             8,979,029            221

PROPERTY AND EQUIPMENT, NET                                           $     1,821,237   $          -

GOODWILL                                                                    4,108,401              -
                                                                      ----------------  -------------
           TOTAL ASSETS                                               $    14,908,667   $        221
                                                                      ================  =============

                               LIABILITIES AND STOCKHOLDERS'EQUITY(DEFICIT)

 CURRENT LIABILITIES:
      Current Maturities of Long Term Debt                            $        41,895   $          -
      Accounts payable and Accrued Expenses                                 2,835,127         48,416
      Accounts Payable Under Dealer Incentive Programs                        395,094
      Estimated Warranties                                                    860,000
      Compensation and Related Accruals                                       614,336
      Accrued Shareholder Distributions                                       775,000
      Other Accruals                                                          339,787
      Income Tax Payable                                                      261,173              -
      Accrued Preferred Dividends                                             113,086
      Notes payable and Accrued Interest                                            -          5,500
                                                                      ----------------  -------------
           Total Current Liabilities                                        6,235,498         53,916

 LONG TERM LIABILITIES:
      Accrued earnout on purchase of Deer Valley Homebuilders, Inc.           496,407              -
      Long-Term Debt, Net of Current Maturities                             1,424,009         85,000

 COMMITMENTS AND CONTINGENCIES                                                      -              -

 STOCKHOLDERS' EQUITY(DEFICIT):
      Series A Preferred stock, $0.01 par value, 750,000
 shares authorized, 745,626 shares issued and outstanding                       7,456              -
      Series B Preferred stock, $0.01 par value, 49,451
 shares authorized, 49,451 shares issued and outstanding                          495              -
      Series C Preferred stock, $0.01 par value, 26,750
 shares authorized, 26,750 shares issued and outstanding                          267              -
      Common stock, $0.001 par value, 2,000,000
 shares authorized, 1,000,000 and 982,622 shares issued and
        outstanding, respectively                                               1,000            982
      Additional paid-in capital                                           39,306,782     32,723,371
      Accumulated deficit                                                 (32,563,247)   (32,863,048)
                                                                      ----------------  -------------
           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                             6,752,753       (138,695)

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $    14,908,667   $        221
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